Exhibit 99.1

  NEWS RELEASE

Comdisco Declares Dividend to Common Stockholders
Announces Distribution to Contingent Distribution Rights Holders

Rosemont, IL – April 1, 2011 - Comdisco Holding Company, Inc. (OTC: CDCO.OB) (“Comdisco”) announced today that its Board of Directors has declared a cash dividend of $3.1273 per share on the outstanding shares of its common stock, payable on April 21, 2011 to common stockholders of record on April 11, 2011.  Comdisco Holding Company has approximately 4.0 million shares of common stock outstanding.  BNY Mellon Shareowner Services will serve as paying agent for the dividend to common stockholders.  Comdisco intends to treat this distribution for income tax purposes as part of a series of liquidating distributions in complete liquidation of the company.

Comdisco also announced today that it will make a cash payment of $.04985 per right on the contingent distribution rights (OTC: CDCOR.OB), payable on April 21, 2011 to contingent distribution rights holders of record on April 11, 2011.  This distribution relates to distribution of excess cash from the estate of Comdisco, Inc.  Comdisco has approximately 148.4 million contingent distribution rights outstanding.  BNY Mellon Shareowner Services will serve as paying agent for the distribution to contingent distribution rights holders.

Contingent Distribution Rights – Effect on Common Stock
The Plan entitles holders of Comdisco’s contingent distribution rights to share at increasing percentages in proceeds realized from Comdisco’s assets after the minimum percentage recovery threshold was achieved in May, 2003.  The sharing percentage is at 37%, which is the maximum sharing percentage.  The amount does not reflect any potential net recoveries and distributions by the litigation trustee to the general unsecured creditors.  Such additional net recoveries and distributions, if any, are not reasonably estimable at this time.

About Comdisco
Comdisco emerged from Chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to Comdisco’s plan of reorganization and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations and no further distributions will be made. The company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.

Safe Harbor
The foregoing contains forward-looking statements regarding Comdisco. They reflect the company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company’s SEC reports, including, but not limited to, the reports on Form 10-K for the fiscal year ended September 30, 2010 and Form 10-Q for the fiscal quarter ended December 31, 2010. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Mary Moster
312-565-3900
mmoster@lcwa.com